PART II – OFFERING CIRCULAR

SAMBA BRAZILIAN

GOURMET PIZZA CORPORATION

ASMX: “SAMBA”

CORPORATE & INVESTOR:

Samba Brazilian Gourmet Pizza Corporation

C/O: Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

 (213) 407-4386

Underwriter:

Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

Phone: (800) 366-0908

Best Efforts Offering of 50,000 12% Convertible Preferred Stock Shares

Offering Price per 12% Convertible Preferred Stock Unit:  $100.00 (USD)

Minimum Offering: 10,000 12% Convertible Preferred Stock Shares

Maximum Offering: 50,000 12% Convertible Preferred Stock Shares

DIVIDEND POLICY: Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. The Offering will close upon the earlier of (1) the sale of 50,000 12% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

DATED: September 1st, 2015

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS:

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	10,000	$1,000,000	$0.00	$1,000,000
Total Maximum	50,000	$5,000,000.00	$0.00	$5,000,000

1)

We are offering a maximum of 50,000 12% Convertible Preferred Stock Units at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $150,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $10,200

b.

New York: $1,200

c.

Texas: $5,100

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by Alternative Securities Markets Group Corporation.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We do not intend to use a Broker-Dealer for this Offering.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION, OR MODIFICATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Preferred Stock is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this private securities offering.

Development Stage Business

The Company was formed as a California Stock Corporation in September of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There can be no assurances that Samba Brazilian Gourmet Pizza Corporation will operate profitably.

The Company has No Operating History, and the Company’s Executive Offices have a Lack of Experience in Managing Companies Similar to Samba Brazilian Gourmet Pizza Corporation

The Company was recently organized and has no history of operations. The Company therefore should be considered a Development Stage Company, and its operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of its business plans. Further, because there is no history of operations there is also no operating history from which to evaluate the Company’s Executive Officer’s ability to manage the Company’s Operations and achieve its goals or the likely performance of the Company. Prospective Investors should also consider the Company’s Executive Officer’s have not previously developed or managed similar companies. No assurances can be given that the Company can operate profitably.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new food products, and expansion of our Corporate Restaurants and Franchise Restaurants will each contribute significantly to our operational results, and we will also work on avenues to develop new and innovative ways to manufacture our products and expand our food distribution to food wholesalers and retail outlets. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the Food Products Industry;

•

Our ability to continuously offer new and improved Food products;

•

Our ability to maintain sufficient production capacity for our Brazilian Pizza and Brazilian Food products;

•

Our ability to maintain efficient, timely and cost-effective Food production and delivery of our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the Restaurant, Food Wholesale and Food Retail Industry;

•

The level of consumer acceptance of our Brazilian Pizza and Brazilian Food products;

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If we are unable to Successfully Open New Restaurants, our Revenue Growth Rate and Profits may be Reduced

To successfully develop and grow our proposed business, we must open new corporate and franchise restaurants on schedule and in a profitable manner. Delays or failures in opening new restaurants could hurt our ability to meet our growth objectives, which may affect our financial projections and may impact our stock price. We cannot guarantee that our corporate restaurants or our franchise restaurants will be able to achieve our expansion goals or that new restaurants will be operated profitably. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

•

Locating Suitable Restaurant Sites in New and Existing Markets;

•

Obtaining Acceptable Financing for Construction of New Restaurants or Negotiating Acceptable Lease Terms;

•

Recruiting, Training and Retaining Qualified Corporate and Restaurant Personnel and Management;

•

Attracting and Retaining Qualified Franchisees;

•

Cost Effective and Timely Planning, Design and Build-out of Restaurants;

•

Obtaining and Maintaining Required Local, State and Federal Governmental Approvals and Permits related to the Construction of the Sites and the Sale of Food and Alcoholic Beverages;

•

Creating Guest Awareness of our Restaurants in New Markets;

•

Competition in our Markets; and

•

General Economic Conditions.

We Must Identify and Obtain a Sufficient Number of Suitable New Restaurant Sites for us to Sustain our Revenue Growth Rate

We require that all proposed restaurant sites, whether for company-owned or franchised restaurants, meet site-location criteria established by us. We and our franchisees may not be able to find sufficient new restaurant sites to support our planned expansion in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria and the supply of sites may be limited in some markets. As a result of these factors, our costs to obtain and lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs. Our inability to obtain suitable restaurant sites at reasonable costs may reduce our growth rate.

If the Cost of Dairy Products, Meat Products and Vegetable Products Continue to Increase, our Proposed Cost of Sales will Increase and our Proposed Operating Income will be Reduced

The primary food products to be used by our Company-owned and Franchised-owned Restaurants will be Dairy (mainly cheeses and milk), Meat Products (mainly Beef, Chicken and Fish) and Vegetable Products. Any material increase in the cost of these products could adversely affect our operating results. During the normal course of business, the Company will purchase cheese and certain other food products that are affected by changes in commodity prices and, the Company as a result, is subject to volatility in food costs. The Company may periodically enter into financial instruments to manage risk. The Company will not engage in speculative transactions, nor will it hold or issue financial instruments for trading purposes. There may be instances where the Company will use fixed pricing agreements with its suppliers, and the Company will use these agreements to cover its physical commodity needs. These agreements will not be considered “net-settled” and will be accounted for as normal purchases.

Our Restaurants may not Achieve Market Acceptance in the new Geographic Regions We Enter

Our expansion plans depend on opening restaurants in new markets where we or our franchisees have little or no operating experience. The success of these new restaurants will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets as well as our ability to generate market awareness of the Samba Brazilian Gourmet Pizza Corporate brand. Sales at restaurants opening in new markets may take longer to reach annual restaurant sales, if at all, thereby affecting the profitability of these restaurants. We may not be successful in operating our restaurants in new markets on a profitable basis.

Our Franchisees May Take Actions that could Harm our Business

Franchisees are independent contractors and are not our employees. We will provide training and support to franchisees, but the quality of franchised restaurant operations may be diminished by any number of factors beyond our control. Consequently, franchisees may not operate restaurants in a manner consistent with our standards and requirements, or may not hire and train managers and other restaurant personnel. If franchisees do not adequately manage their restaurants, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline. In addition, we may also face potential claims and liabilities due to the acts of our franchisees based on agency or vicarious liability theories.

Inadequacy of Funds

Gross offering proceeds of a maximum of $5,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $1,000,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months if proceeding with only one location.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s Five Executive Officers: Mr. Weslie W. Johnson, Mr. Rich Moniak, Mr. Koorosh Rahimi, Mr. David Dobkin and Mr. Steven Joseph Muehler.

Mr. Wes Johnson is also Chief Executive Officer and Chief Financial Officer of Samba Brazilian Gourmet Pizza Corporation as well as Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Samba Brazilian Gourmet Pizza Corporation as well as Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is a Vice President of Samba Brazilian Gourmet Pizza Corporation and the President of Asset Management for Alternative Securities Markets Group Corporation.

Mr. David Dobkin is a Vice President of Samba Brazilian Gourmet Pizza Corporation and the President of Investment Banking for Alternative Securities Markets Group Corporation.

Mr. Steven Joseph Muehler is the Director of Capital Markets & Senior Compliance Officer Samba Brazilian Gourmet Pizza Corporation and he is the Chief Financial Officer and Senior Compliance Officer for Alternative Securities Markets Group Corporation.

Mr. Johnson, Mr. Moniak, Mr. Rahimi, Mr. Dobkin and Mr. Muehler will each be dedicating less than their full time to the Company, and each will only be able to dedicate 1-5 hours per week to the Management of the Company.

The Company’s Executive Officers have no experience in the Retail Restaurant or Franchise Restaurants Industry. The Executive Officers of the Company will hire industry leading professionals that have generated revenues in the past utilizing similar business models in the Pizza and Restaurant Industry.

Risks of Borrowing

Although the Company does not intend to incur any debt from the equity commitments provided, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $1,000,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from a Bank Escrow Account with Alternative Securities Market, LLC to the Company’s operating account at Wells Fargo Bank. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be promptly returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

Control by Management

As of September 1st, 2015 the Alternative Securities Markets Group Corporation owned 100% of the Company’s outstanding Common Stock Shares.  Upon completion of this Offering, the Alternative Securities Markets Group Corporation will own 100% of the issued and outstanding Common Stock Shares.  Investors will not have the ability to control either a vote of the Company’s Chief Executive Officer, any Company Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has not begun operations beyond planning company activities and locating initial target restaurant locations, and no locations are expected to be open to the public for a number of months after the minimum investment proceeds have been achieved, thus the Company has not had any profits from any operations to date. The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Shares

The Company’s Preferred Stock and Common Stock Shares are not “presently” included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Preferred Stock and Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

Secondary Market

There is currently no established public market for our Preferred Stock Shares. We may apply to have our Preferred Stock listed for trade on the OTC Market, but currently no application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWENTY-FOUR MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Long Term Nature of Investment

An investment in the Company’s Preferred or Common Stock Shares may be long term and illiquid.  As discussed above, the offer and sale of the Shares will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors.  Prospective investors will be required to represent in writing that they are purchasing the Shares for their own account for long-term investment and not with a view towards resale or distribution.  Accordingly, purchasers of Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time.  It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Unavailability of Rule 144 for Resales

The Company is regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Compliance with Securities Laws

The Company’s Preferred Stock Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Florida Securities Laws, and other applicable state securities laws.  If the sale of Preferred Stock Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Shares.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

In August of 2010, the Company’s Chief Financial Officer & Compliance Officer, Mr. Steven Joseph Muehler, was subject to a Cease and Desist Letter issued by the California the California Department of Corporations. A copy of the entire California Cease and Desist Letter is available for all potential Investors to review and is an EXHIBIT to this Offering Memorandum and Registration Statement.

Offering Price

The price of the Preferred Stock Shares offered has been arbitrarily established by our Chief Executive Officer, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 4. DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following provides the names and addresses of each of the SAMBA GBRAZILIAN GOURMET PIZZA CORPORATION affiliates who own 10% or more of any class of our preferred or common stock:

Name and Address of Record Owner	Shares of Voting Stock of Record Owned	Percentage of Total Voting of Record Owned
Alternative Securities Markets Group Corporation (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16)	Preferred Common	0% 100%

(1)

Mr. Wes Johnson is the Chief Executive Officer & Chief Financial Officer of Samba Brazilian Gourmet Pizza Corporation

(2)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(3)

Mr. Wes Johnson currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(4)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member of Samba Brazilian Gourmet Pizza Corporation

(5)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(6)

Mr. Rick Moniak currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(7)

Mr. Steven J. Muehler is the Director of Capital Markets of Samba Brazilian Gourmet Pizza Corporation

(8)

Mr. Steven J. Muehler is the Founder, Director of Capital Markets, Senior Compliance Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(9)

Mr. Steven J. Muehler currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(10)

Mr. Koorosh Rahimi is a Vice President of Samba Brazilian Gourmet Pizza Corporation

(11)

Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation

(12)

Mr. Koorosh Rahimi currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(13)

Mr. David Dobkin is a Vice President of Samba Brazilian Gourmet Pizza Corporation

(14)

Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation

(15)

Mr. David Dobkin currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(16)

Mailing Address for all: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

ITEM 5.    PLAN OF DISTRIBUTION

A maximum of 50,000 12% Convertible Preferred Stock Shares are being offered to the public at $100 per 12% Convertible Preferred Stock Unit. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 50,000 12% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $1,000,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $1,000,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from the Alternative Securities Market, LLC Bank Escrow Account to the Company’s operating account at Wells Fargo Bank. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be promptly returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

The Offering is on a “Best Efforts” basis and shall be offered by Senior Management of the Company, mainly: Mr. Wes Johnson, the Company’s Chief Executive Officer & Chief Financial Officer; Mr. Rich Moniak, the Company’s Chief Operations Officer; Mr. David Dobkin, a Vice President of the Company; and Mr. Koorosh Rahimi, a Vice President of the Company. There are no plans to stabilize the market for the 12% Convertible Preferred Stock Shares to be offered. Investors can purchase 12% Convertible Preferred Stock Shares by completing a Subscription Agreement online at:

•

http://www.SambaBrazilianPizza.com;

•

http://www.ASMGCorp.com;

•

http://www.AlternativeSecuritiesMarket.com; and

•

http://www.ASMX.Co

Or by printing the Subscription Agreement, completing the required information and mailing the Subscription Agreement with the proper amount directly to the Company. The Company’s 12% Convertible Preferred Stock Shares can be purchased by check, money order, or bank wire transfer. Investors should call the Company for bank wire transfer instructions should they choose that method of payment for Convertible Investment Certificates.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 information to Samba Brazilian Gourmet Pizza Corporation and wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Shares in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Shares	$4,822,500	96.45%	$900,000	90%

B.

Offering Expenses & Commissions

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$177,500	3.55%	$100,000	10%

Footnotes:

7)

We are offering a maximum of 50,000 12% Convertible Preferred Stock Units at the price indicated

8)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $150,000 USD (3% of the Gross Offering)

9)

We expect to incur offering and registration expenses:

a.

California: $10,200

b.

New York: $1,200

c.

Texas: $5,100

d.

Florida: $1,000

10)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by Alternative Securities Markets Group Corporation.

11)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

12)

We do not intend to use a Broker-Dealer for this Offering.

Proposed Use of Funds: Initial Location, to be acquired by using the Investment Minimum Proceeds.:

Initial Proceeds from the Offering will be used to fund the initial three Samba Brazilian Gourmet Pizza Restaurant Locations, each with an anticipated “per location cost” of $950,000 each.

For Venice / Santa Monica / Marina Del Rey location (Two Targets, only one will be selected):

Proposed Santa Monica Promenade Location #1 (Preferred):

•

9,774 Square Feet

•

Rental Rate per year / per square feet / $9.50 = $92,853

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $852,853

Proposed Santa Monica Promenade Location #2:

•

1,275 Square Feet

•

Rental Rate per year / per square feet / $179.40 = $228,735

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $450,000

•

Start-up Costs = $200,000

•

Total = $938,735

Locations Two and Three below will be acquired as Investment Proceeds are available:

For Location #2:  Hollywood, California location (Two Targets, on one will be selected.):

Proposed Hollywood Location, Hollywood Blvd. (Preferred), Location #1:

•

2,225 Square Feet

•

Rental Rate per year / per square feet / $72.00 = $160,200

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $920,200

Proposed Hollywood Location, Sunset Blvd, Location #2:

•

2,023 Square Feet

•

Rental Rate per year / per square feet / $75.00 = $151,725

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $911,725

For Newport Beach, California location (Two Targets):

Proposed Newport Beach Location #1 (Preferred):

•

4,055 Square Feet

•

Rental Rate per year / per square feet / $50.00 = $202,750

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $500,000

•

Start-up Costs = $200,000

•

Total = $962,750

Proposed Newport Beach, Location #2:

•

5,439 Square Feet

•

Rental Rate per year / per square feet / $50.00 = $271,950

•

Full Liquor License = $60,000 (including legal)

•

Construction and build-out = $400,000

•

Start-up Costs = $200,000

•

Total = $931,950

Other Costs:

•

Costs of Offering

10%

$500,000

o

100% to be paid out after the Minimum Offering has been achieved.

•

Marketing / Advertising / Public Relations

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

•

Legal Costs

 (including Franchise documents)

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Franchise Marketing

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Franchise Set-up Operations

3%

$150,000

o

To be funded after all three locations have been fully capitalized

•

Corporate Operating Costs

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

•

Restaurant Management & Consulting

3%

$150,000

o

1/3 of this to be funded prior to the opening of each location.

Employee Projections:

The Company currently has NO EMPLOYEES other than Mr. Muehler. The anticipated number of Staff Members projected to be working at one time will be calculated on a monthly & quarterly basis, with staff numbers being based on “Number of Customers Per Hour” for each location. Each location will operate initially at a staff number of 150 Customers Per Hour for the initial SIXTY DAYS of operations.

In addition to the below, each location will have a General Manager ($70,000 per year plus incentives) and four assistant managers ($45,000 per year with incentives).

# of Customers Per Hour

POSITION – All Part Time except where indicated (# of each required)	10	25	50	75	100	150
Front of the House
• Server – One Full-time / asst mgr.	1	2	4	5	7	10
• Busser	0	1	1	2	2	3
• Bartender – One Full-time / asst mgr.	1	1	1	1	2	2
• Hostess	0	0	1	1	2	2

Back of the House
• Line Cook – 2 full time	1	2	3	3	4	6
• Dishwasher	1	1	1	1	1	2
• Expeditor	0	0	0	1	1	1

TIMELINES:

Proposed Timelines:

•

First Location will be secured upon receipt of Minimum of $1,000,000 in investment funds

o

Timeline from acquisition to grand opening estimated at 6-9 months:

•

Second Location will be secured upon receipt of a Total of $2,250,000 in investment funds

•

Third Location will be secured upon receipt of a Total of $3,750,000M in investment funds

•

Proposed Construction, build-out and pre-opening operations expected to last 6-8 Months per location

•

We expect each location to be open for business within no more than EIGHT MONTHS of securing the required investment proceeds for securing each location

•

We anticipate having all three locations open within ONE CALENDAR YEAR of the date of this registration statement.

•

Costs and Burn Rate for all Locations:

▪

Target Acquisition with First Year Rent estimated to be $100,000 to $250,000

▪

Liquor License, anticipated to take 45-60 days, cost $60,000

▪

Construction timeline, 6-8 months, cost not to exceed $500,000

•

NOTE: Any costs in excess of the numbers stated above may result in the company being required to obtain bankable debt financing, obtaining credit or obtaining a private debt. See Risk Factors for any additional risks that may be associated with the Company obtaining any debts in the future.

▪

Start up operating costs, including all initial food and beverage orders, and all costs of operations for no greater than sixty days is estimated, but will not exceed, $200,000.

ITEM 7. DESCRIPTION OF BUSINESS

A.

BUSINESS PLAN:

Samba Brazilian Gourmet Pizza Corporation is a pre-operation and developmental Brazilian Gourmet Pizza Company that plans to offer a variety of boldly flavored, made-to-order menu items including our Brazilian Gourmet Pizzas, Brazilian Calzones, Brazilian Stroganoff and a full line of Brazilian Beers and Brazilian Signature Drinks. The Company to date has no Revenues to date, and expects to have a monthly “burn rate” of roughly $200,000 during its pre-operations phase, and estimates to have capital fund operations of 25 months if the maximum offering is achieved (three locations), and six months if the minimum offering is achieved (one location). The Company believes that the revenues from either one or three locations is adequate to fund the Company’s debt service on the Preferred Stock as well as all company growth without the need to issue additional debt or equity securities. In the event the Company requires additional capital, the Company may choose a listing on the OTC Market, obtain bank debt financing or issue additional debt or equity securities. As of June 1st, 2015, the Company’s Cash Balance was $1,000 USD.

Samba Brazilian Gourmet Pizza Restaurants will create an inviting neighborhood atmosphere by using a flexible service model, and extensive multi-media system and an open layout centered around our wood fire pizza ovens. Upon entering a Samba Brazilian Gourmet Pizza Restaurant, guests may choose to order at the counter for dine-in or take-out service or order at the table from one of our serves. This option allows our guests to customize each dining experience based on their different time demands or service preferences. Each Samba Brazilian Gourmet Restaurant will contain an extensive multi-media system consisting of projection screen televisions and additional televisions for viewing of sporting events, in-house musical performances or for viewing other special broadcasts. We believe that the layout of our Samba Brazilian Gourmet Pizza Restaurants is attractive to both Brazilian and American Sports fans and Families, as guests may move table together to watch televised events, to share a family dinner or to join friends at the bar. Furthermore, by designing our Samba Brazilian Gourmet Restaurants with a layout that differentiates the dining and bar areas, we believe that we appeal to families while still targeting our 21 to  40 year-old demographic.

Each Samba Brazilian Gourmet Pizza Restaurant will also offer pizza delivery service to local residents and businesses, as well as offer a catering service.

Operations to date:

The Company currently intends to open its first Three Corporate Owned and Operated Restaurants in the Southwest Los Angeles Market (Newport Beach area), the West Los Angeles Market (Marina Del Rey, Venice or Santa Monica area) and the Hollywood / Beverly Hills Market in 2016. Operations to date have consisted of site location research, menu items, recipe finalization and the development of an operations manual for the “front of the house operations”, “back of the house operations” and “franchise operations”. The group has also been interviewing and negotiating with National Restaurant Development and Management Companies for brand development and complete restaurant management.

The Company believes it will open all three locations within 18 months of meeting the minimum offering. The Company plans to begin opening additional corporate stores and beginning all franchising operations the third year of operations (see “growth strategy” below).

Samba Brazilian Gourmet Pizza Business Strategy:

In order for Samba Brazilian Gourmet Pizza to capitalize on this unique market opportunity, the Company must follow the following strategies:

•

Offer a boldly flavored menu with a broad appeal. Our menu features 26 made-to-order signature pizzas, three traditional Brazilian Stroganoff recipes that can be served on Potatoes, Rice or French Fries, a made-to-order Calzone, three Brazilian Style Salads and a multiple Brazilian deserts for customers of all ages. Samba Brazilian Gourmet Pizza Restaurants will strive to build strong guest loyalty by offering the food quality and dining experience typically associated with casual dining restaurants at competitive prices.

•

Create an inviting, neighborhood atmosphere. Samba Brazilian Gourmet Pizza Restaurants will provide an energetic atmosphere with familiar surroundings to position our restaurants as a frequent neighborhood destination. Samba Brazilian Gourmet Pizza Restaurants will feature an extensive multi-media system, furnishings that can easily be rearranged and an open layout centered around our signature wood fire pizza ovens, all of which appeal to both Brazilian and American Sports Fans and Families.

•

Enable our guests to customize their dining experience. Samba Brazilian Gourmet Pizza Restaurants will offer a flexible service model and restaurant design that will allow guests to customize each dining experience to meet the different time demands or service preferences of a workday lunch, a dine-in dinner, a take-out meal, an at home pizza delivery, an afternoon or evening enjoying one of our many televised events or in-house entertainment events or a late-night craving.

•

Continue to Strengthen the Samba Brazilian Gourmet Pizza Brand. Our marketing program is designed to communicate a distinctive and consistent execution of our “Samba Brazilian Gourmet Pizza” brand to differentiate Samba Brazilian Gourmet Pizza Restaurants from other Brazilian Restaurants or Pizza Restaurants. We will showcase our food and fun, energetic atmosphere through targeted advertising and marketing campaigns.

•

Focus on Operational Excellence. Samba Brazilian Gourmet Pizza Corporation will attempt to develop into an industry-leading restaurant company, and Samba Brazilian Gourmet Pizza Corporation will strive for consistent execution of our concept. Samba Brazilian Gourmet Pizza Corporation will continue to develop extensive systems and controls for our Company-owned and franchised restaurants to support all projected operations and projected growth.

Samba Brazilian Gourmet Pizza Corporation’s Growth Strategy

Samba Brazilian Gourmet Piazza Corporations growth strategy involves opening company-owned and franchised restaurants in both new and existing markets. We have established the necessary infrastructure and control systems to support a disciplined growth strategy. We believe our unique restaurant concept can support over 1,000 restaurants in the United States. We have designed procedures from identifying new market opportunities, determining our company and franchising strategy in those markets and indentifying sites for initial and future company-owned restaurants as well as franchised restaurants. Our growth strategy projects a mix of approximately one-third company-owned restaurants to approximately two-thirds franchised restaurants.

•

Company-Owned Restaurants: Samba Brazilian Gourmet Pizza Corporation intends to open company-owned restaurants in multiple markets. We plan to open our first three Samba Brazilian Pizza Restaurants in Los the greater Los Angeles market before January of 2016 to maximize on the upcoming Olympic Games from Brazil. In 2017 and 2018, we plan to have over twenty company-owned restaurants in large metropolitan markets with large Brazilian Populations (Miami, Florida; Fort Lauderdale, Florida; Boca Raton, Florida; New York City, New York; San Diego, California and Las Vegas, Nevada). These future locations may require the Company to raise additional Investment Capital In the future.

The Company intends to use revenues from operations to support this growth, though the Company may also choose to issue additional debt or equity to finance these proposed growth plans, or to achieve a more rapid growth rate.

•

Franchised Restaurants: Samba Brazilian Gourmet Pizza Corporation intends to implement a franchise system through the development of new restaurants by new franchisees, starting in 2016. We do not intend to proceed with any franchise locations until after the third company-owned location is established, and we believe this will give Samba Brazilian Gourmet Pizza Corporation “Strength of our Brand”, allowing us unit growth opportunities in attractive undeveloped markets. We believe with our unique restaurant menu and relative simplicity of our restaurant operations, we believe we will be able to attract experienced and well capitalized area developers. We plan to open 32 franchise restaurants per year starting our second year of operations. This future franchise operation may require the Company to raise additional Investment Capital in the future.

The Samba Brazilian Gourmet Pizza Corporation plans for franchisees to execute a separate franchise agreement for each restaurant opened, typically providing for a 15 to 20 year initial term, with an opportunity to enter into a renewal franchise agreement subject to certain conditions. Our agreement will require franchisees to pay a franchise fee of $40,000 for the first restaurant opened and $30,000 for each additional restaurant they open. The $30,000 fee is reduced to $20,000 if the additional restaurant is in the designated area of the franchisee’s existing restaurant. If a franchisee has entered into an area development agreement with us, the initial franchise fee is $40,000 for the first restaurant, $30,000 for the second restaurant and $25,000 for each subsequent restaurant. These amounts are reduced to $30,000 for the first restaurant and $10,000 for each subsequent restaurant if the franchise is an existing area developer. Franchisees also pay Samba Brazilian Gourmet Pizza Corporation a royalty fee of 5.0%, of which a portion goes to our proposed “National Advertising Fund” or “NAF” (National Advertising Fund not yet established).

In selection of Samba Brazilian Gourmet Pizza Franchisees, we plan to focus on multiple unit area development agreement with a minimum of four Shares per development agreement. Our Franchisees must have experience in restaurant operations and development. We also have financial requirements for potential franchisees including $100,000 in liquid net worth and $250,000 in total net worth per unit to four Shares. Our concept, growth potential and strong unit level economics coupled with our training and support systems, will enable us to attract experienced and well capitalized area developers.

There can be no guarantee that the Company will generate enough investment proceeds to open any Company owned or franchised owned locations.

The Company intends to use revenues from operations to support this growth, though the Company may also choose to issue additional debt or equity to finance these proposed growth plans, or to achieve a more rapid growth rate.

Industry:

The Samba Brazilian Gourmet Pizza Restaurant concept offers elements of the quick casual dining restaurant segments, capitalizing on emerging trends in consumer lifestyles.

•

Quick Casual Segment. According to Technomic Information Services, a leading restaurant industry research group, the quick casual segment is positioned between quick service and casual dining restaurants. Quick casual restaurants generally have the following characteristics: i) limited-service or self-service format, ii) individual meal averages between $8 and $15, iii) innovative food suited to sophisticated tastes, iv) upscale or highly developed décor and v) food prepared-to-order. According to the NPD Group, Inc., spending increases in the quick casual segment have historically been higher in other restaurant segments.

•

Casual Dining Segment. With 2013 sales of approximately $110 billion expected, the casual dining segment accounts for more than one-third of the entire restaurant industry. Characterized by table service and a moderate average check, casual dining restaurants fall between quick casual and fine dining restaurants. The segment readily satisfies guests’ everyday dine-out needs by offering high quality fare at a reasonable price. Casual dining restaurants differ from quick casual restaurants in that they generally have: 1) a full-service format, ii) individual check averages between $10 $18, iii) a broad menu, iv) an alcohol component and v) comfortable décor with a higher level of finish.

•

Emerging Trends. Both the quick and casual dining segments are benefiting from consumer lifestyle and economic trends, including: i) the increase in dual income families, ii) the decline in the relative cost of a restaurant meal compared to home-cooked meal, iii) the growth in spending on food eaten away from home, and iv) the emergence of restaurants as “third place” destinations

Lifestyle and economic trends have increased the need to convenient dining alternatives while making dining out relatively more affordable. The increase in dual income families, which often have busy work and social schedules and long commutes, may lead more families to dine out or order in, rather than eat at home. Driven by growing time pressures and a desire to relax, consumers are increasingly seeking a neighborhood establishment, a “third place” location in addition to home and work where they can socialize and unwind, or simply order food to go or to be delivered from a familiar menu.

Changes in customer preferences, general economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing restaurants can affect the restaurant industry. Our proposed or future sales could be impacted by changes in consumer preferences in response to dietary concerns, including preferences regarding items such as calories, sodium, carbohydrates or fat. These changes could result in consumers avoiding our proposed menu items in favor of other foods, and our focus on a limited menu could make the consequences of a change in consumer preferences more severe than our competitors may face. Our success will depend to a significant extent on consumer confidence, which is influenced by general economic conditions and discretionary income levels. We anticipate our average restaurant sales may decline during economic downturns or periods of uncertainty, which can be caused by various factors such as high unemployment, increasing taxes, interest rates, or other changes in fiscal or monetary policy, high gasoline prices, declining home prices, tight credit markets or foreign political or economic unrest. Any material decline in consumer confidence or a decline in family “food away from home” or “order in ready to eat food” spending could cause our proposed / future sales, operating results, profits, business or financial condition to decline. If we fail to adapt to changes in customer preference and trends, we may lose customers and our future / proposed sales may deteriorate.

Samba Brazilian Gourmet Pizza Restaurant Menu:

Our restaurants will feature a variety of menu items including our 20 Signature Brazilian Pizzas, Five “Traditional Pizzas” and Signature Brazilian Pizza Deserts. All of our Pizzas will be available in Twelve Inch, Fourteen Inch, Sixteen Inch or 18 Inch.

In addition to our Pizzas, our menu features a wide variety other food items including three styles of Brazilian Stroganoff, a Calzone and multiple salads to appeal to a wide customer base (photos of actual meals created during menu item creation, recipe finalizing and sampling).

SALADS
Caesar Salad	Romaine Lettuce, Caesar Dressing, Parmesan and Croutons
Portuguesa Salad	Romaine Lettuce, Italian Dressing, Ham, Peas, Black Olives, Eggs and Onions
Bacon Ranch Salad	Romaine Lettuce, Ranch Dressing, Mozzarella, Red Onions, Bacon and Tomatoes
CALZONES
Calzone	Homemade dough stuffed with mozzarella and ricotta cheese with your choice of TWO regular ingredients from menu, all served with a side of our own pizza sauce
GOURMET PIZZAS
Portuguesa Pizza	Ham, Green Peas, Egg, Black Olives, Fresh Onion and Mozzarella
Frango Com Catupiry Pizza	Chicken, Catupiry & Corn
Calabreza Pizza	Calabreza Smoked Sausage, Mozzarella & Onions
Margherita Pizza	Mozzarella, Parmesan Cheese, Basil and Tomato
Baiana Pizza	Calabreza Smoked Sausage, Malgueta Peppers, Hearts of Palm & Mozzarella
Berinjela Pizza	Grilled Eggplant, Mozzarella, Green Olives. Available with Vegetarian Cheese for additional Charge
Lombinho Defumado Pizza	Canadian Bacon, Mozzarella, Onions and Green Olives
Palmito Pizza	Heart of Palm, Mozzarella, Green Olives, Oregano. Available with Vegetarian Cheese for Additional Charge
Carne Seca Pizza	Dry Beef, Mozzarella, Leeks & Black Olives
Stroganoff Pizza	Beef Stroganoff & Potato Sticks
Picanha Pizza	Mozzarella, Onions, Green Olives & To Sirloin Cap
4 Cheese Pizza	Mozzarella, Catupiry, Provolone & Parmesan
Vegetarian Pizza	Mozzarella, Corn, Mushroom, Broccoli, Bell Peppers, Black Olives. Available with Vegetarian Cheese for Additional Charge
Espinafre Pizza	Mozzarella, Spinach, Bacon, Onions & Green Olives
Abobrinha Ao Pesa Pizza	Zucchini, Parmesan, Green Olives, Presto Sausage. Available with Vegetarian Cheese for Additional Charge
Alho Frito Pizza	Mozzarella & Fried Garlic. Available with Vegetarian Cheese for Additional Charge
Arugula Com Tomato Seco Pizza	Mozzarella, Dried Tomato & Arugula. Available with Vegetarian Cheese for Additional Charge
Romana Pizza	Mozzarella, Anchovies, Tomato, Black Olives & Oregano
Mussarela Pizza	Mozzarella & Oregano. Available with Vegetarian Cheese for Additional Charge.
Light Pizza	Heart of Palm, Mozzarella, Green Olives, Corn & Green Peas. Available with Vegetarian Cheese for Additional Charge
Peruana Pizza	Mozzarella, Tuna Fish, Green Peas, Hearts of Palm & Green Olives
Havaiana Pizza	Canadian Bacon, Mozzarella & Pineapple
Meat Lovers Pizza	Pepperoni, Calabresa, Salami & Ham
Cilantro BBQ Chicken Pizza	BBQ Chicken, Cilantro, Mozzarella & Red Onions
Pepperoni Pizza	Mozzarella & Pepperoni
Brazilian Stroganoff
Chicken Stroganoff	Boneless / Skinless Chicken Breast, Pepper, Onions, Mushrooms & Garlic
Beef Stroganoff	Cubed Steak, Onions, Mushrooms, Pepper and Garlic
Shrimp Stroganoff	Shrimp, Olive Oil, Mushrooms, Shallot, Vermouth, White Wine and Sour Cream
PIZZA DOCES
Brigadeiro Com Morango Pizza	Chocolate and Condensed Milk with Strawberries
Banana Com Canela Pizza	Mozzarella, Banana & Cinnamon
Romeo E. Julieta Pizza	Mozzarella & Guava Paste
DESSERTS
Acai	Pure Frozen Acai Pulp, with Banana, guarana and granola
Crème De Papaya Com Licor De Casis	Chopped Papaya, Vanilla Ice-Cream, Papaya Cream and Cassis Liqueur
BEVERAGES
Sodas, Waters & Juices	Coca-Cola Brands
Beer

Brazilian: Itaipava, Antartica Original, Bohemia, Petra, Skol, Black Princess, Antartica, Brahma, Caracu, Nova Schin, Bavaria and Crystal

Domestic: Budweiser, Bud-light, Budweiser Black Crown, Beck’s, Landshark

Wine	Brazil: Casa Valduga, Lidio Carraro, Miolo, Pizzato and Vinicola Aurora Brands
Liquor	Complete Liquor Bar with Brazilian Caipirinha

All of the Samba Brazilian Gourmet Pizza Restaurants will feature a full bar which offers an extensive selection of approximately 13 imported Brazilian Beers and another 20 domestic and other imported beers, some brands on tap and the others served in bottles or cans. Draft beers will be served in two sizes, 16oz and 23oz, and may include local or regional microbrews. All Samba Brazilian Gourmet Pizza Restaurants will offer Brazilian Specialty Drinks including “Caipirnha”. We predict Alcoholic beverage sales for company-owned restaurants to account for about 33% of restaurant sales. All restaurants will serve a variety of Brazilian Imported Wines which may change periodically depending on sales figures in each market.

In order to continually improve our menu, we have established a research and development department that will test and implement new menu items. Our goal is to balance established menu offerings that appeal to our loyal guests with new menu items that increase guest frequency and attract new guests. As well as testing potential menu items for taste and appearance, we will analyze the ease of preparation and replication to ensure food quality and consistency in our restaurants. Once approved for distribution, an item will typically be tested in an established market to gauge guest acceptance.

Restaurant Atmosphere and Layout

Samba Brazilian Gourmet Pizza Restaurants will be designed to provide an inviting neighborhood atmosphere and allow our guests the flexibility to customize their dining experience. The inviting and energetic environment of our restaurants will be created by using furnishings that can be easily arranged around a centralized pizza wood burning oven and that accommodate parties of various sizes. Our restaurants will also feature distinct dining and bar areas and select markets and restaurants will have patio seating.

Each Samba Brazilian Gourmet Pizza will have up to 40 televisions and up to five projection screen televisions throughout the restaurant to allow for easy viewing. These televisions will be used to show Global Sporting Events that include the 2016 Olympics from Brazil, Global Soccer Matches, UFC and Boxing Pay-per-views, Concert events and other sports and special interest broadcast. These televisions combined with our sound system, National Trivia Network and assorted video games, provide a source of entertainment for our guests and reinforce the energetic nature of our concept. We will tailor the content and volume of our video and audio programming in each dining area to reflect our guests’ tastes. We believe the design of our restaurants will enhance our guests’ experience, drive repeat visits and will solidify the broad appeal of our concept.

All of our menu items are made-to-order and we are available for take-out or delivery, which we anticipate will account for 25% of our restaurant sales for company-owned restaurants. Many of our restaurants will maintain separate parking for our take-out guests.

Site Selection and Development

Samba Brazilian Gourmet Restaurant Site Selection process will be integral to the successful execution of our growth strategy. We have formalized internal guidelines for identifying, analyzing and approving new markets. In selecting designated market areas, we will collect and review restaurant industry data relating to restaurant sales, spending on food away from home and expected restaurant growth in the market, as well as market demographics, population data and relative media costs for radio and television advertising. Once a market is identified, we will have a number of criteria that will be examined to first determine an appropriate trade area within that market. These criteria include the presence of a casual dining corridor, projected growth within the trade area, the locations of key big box retailers in the neighborhood, key demographics and population density, drive time and trading area analysis and other quantitative and qualitative measures. Once a suitable trade area is identified, we will examine site specific details including visibility, signage, access and parking. Final approval by our executive management team is required for each company-owned and franchised site.

Marketing and Advertising

Samba Brazilian Gourmet Pizza Corporation has created a unique marketing program designed to communicate a distinctive and consistent brand that differentiates “Samba Brazilian Gourmet Pizza” from our competitors and that showcases our food in a fun and energetic atmosphere. These efforts will include marketing programs that support both our company-owned and franchised restaurants. The goal of these efforts is to: i) drive positive same-store sales through additional visits by our existing guests and encourage visits by new guests, ii) increase margins, iii) increase average order size, iv) facilitate strong restaurant openings and v) build brand awareness.

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Primary Marketing Campaigns. Our primary marketing campaigns will focus on a particular menu item, day or day-part in an attempt to drive traffic. For example, we will develop a campaign highlighting what will be our “Rotissary Sunday” promotion. At the start of each campaign, restaurants receive campaign overview and implementation memos. We will actively support each campaign through counter cards, table tents, posters, television danglers, crew uniforms and other branded materials. All primary marketing campaigns are supported by one or more of the following: television, radio and print advertising paid by our “NATIONAL ADVERTISING FUND”, or “NAF”. To encourage participation from our crew members in each campaign, we will also structure various crew incentive programs and mystery shopping programs.

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Secondary Marketing Campaigns. Our secondary marketing campaigns will focus on reaching beyond the core Samba Brazilian Gourmet Pizza Restaurant guests. These programs will be designed to drive traffic during particular day-part, such as lunch or after work, or attract a particular demographic, such as families. We will introduce sales building programs into our locations at regular intervals throughout the year and support them with branded marketing materials. Unlike primary marketing campaigns, our secondary campaigns will not be supported by National Advertising Fund media (National Advertising Fund not yet established). We will develop these programs to allow for customization by individual restaurants.

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Local Area Marketing. Given our strategy to be a neighborhood destination, local area marketing is key to developing brand awareness in each market. Our restaurants will actively sponsor local sporting teams and global, national and regional televised sporting events to drive guest traffic associated with those activities. We will require both franchisees and company-owned restaurants to spend 0.5% of net sales on local area marketing, however many may choose to spend more than this minimum amount. As a neighborhood gathering place, we may also participate in preopening promotions to educate the community about the Samba Brazilian Gourmet Pizza concept, such as inviting local media and celebrities to our openings and undertake other activities to create word-of-mouth advertising as well as distributing coupons to local businesses.

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Social Media. Samba Brazilian Gourmet Pizza Corporation will have a corporate account on Facebook, Twitter and Myspace, as well as establish an individual Facebook, Twitter and Myspace accounts for each company-owned and franchised restaurant. Each restaurant will actively post photos of events at their restaurant, post advertisement for upcoming specials and events, and keep in contact with our loyal guests, friends and followers. Samba Brazilian Gourmet Pizza will also maintain a corporate webpage at www.SambaBrazilianPizza.com where we will supply an individual page for each one of our company-owned restaurants and each of our franchise owned restaurants. Each restaurant will be able to customize their sites webpage with photos of events and advertisement for upcoming events and specials. Guests to the website will also be able to place “to go” or “delivery” orders on the website as well as learn about corporate promotions and restaurant openings, and obtain directions to restaurants.

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Advertising. Our media advertising focuses will be on positioning the “Samba Brazilian Gourmet Pizza” brand as an inviting neighborhood dining location. Our commercials, print advertisements and radio spots will be recognized in the restaurant and advertising industries for their creativity. Rather than purchasing media on a national basis, we will utilize a team of professionals to purchase media on a market-by-market basis, which will allow us to react quickly to market specific opportunities. We will require our company-owned restaurants and franchisees to remit 2.5% of restaurant sales to support the National Advertising Fund which, in return, will spend approximately 80% of the money in the market from which it was originated. As the company continues to expand, we anticipate purchasing media on a national scale (National Advertising Fund not yet established).

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Franchise Support. System-wide campaigns and promotions will be developed and implemented with input from the Samba Brazilian Gourmet Pizza Corporation Staff and the National Advertising Advisory Board. This volunteer franchisee board will be elected by franchisees annually and will meet regularly to review marketing strategies, provide input on advertising messages and vendor co-op programs and discuss marketing objectives. We will also provide each franchisee with a marketing manual that offers suggestions on local marketing techniques and programs. The manual will include strategies for instituting an effective grand opening plan and programs for local area marketing efforts as well as public relations ideas.

Operations

Samba Brazilian Gourmet Pizza Corporation’s management team strives for operational excellence by recruiting, training and supporting the highest quality management teams and employees and through the implementation of operational best practices across all of the “Samba Brazilian Gourmet Pizza Restaurants”.

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Restaurant Management. In order to balance time and resources of our managers while driving increased operational efficiency, we will be implementing a management structure that consists of a General Manager, one assistant General Manager, and up to three Managers depending on restaurant volume. The Assistant General Manager is expected to perform a portion of the General Manager’s duties, allowing the General Manager the freedom to focus on larger operational initiatives. Managers will have clearly defined responsibilities to oversee either the kitchen, the bar or guest service. Before a manager is promoted to Assistant General Manager, he or she will have completed rotations at each position. We believe this structure improves the quality of life of our managers and aligns our proposed pay scale with the responsibilities of each manager in an effort to improve performance.

As we grow, we will begin to utilize both city and regional managers to oversee our General Managers, ensuring they receive the training and support necessary to improve restaurant operations. Both City and Regional Managers will be trained in all aspects of restaurant operations, with City Managers being required to work in each of their restaurants. This management structure will allow our City and Regional Managers to effectively transfer best practices and help our General Managers maximize sales while controlling costs.

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Kitchen Operations. As important aspect to the Samba Brazilian Gourmet Pizza concept is the efficient design, layout and execution of our kitchen operations. Owing to the relatively simple preparation of our menu items, the kitchen consists of a single Wood Burning Pizza Oven, Commercial Stove and food prep stations that are arranged assembly-line style for maximum productivity. Given our menu and kitchen designs, we will be able to staff our kitchen with hourly employees that require only limited training before reaching full productivity. Additionally, we will not require the added expense of an on-site chef. The ease and simplicity of our kitchen operations will allow us to achieve our goal of preparing casual quality food with minimal wait times. We also believe the ease of operations in our Kitchens will be a significant factor in attracting franchisees.

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Training. We will provide extensive training for management and hourly employees at company-owned restaurants, with the goal of providing excellent guest service focused on high standards based on personal performance, food preparation and maintenance of our facilities. Further, each franchisee, along with a General Manager and one additional employee, will be required to attend our Training Program.

Managers of our company-owned restaurants will be trained using a two-step process that includes both in-class and hands-on sessions. Classroom courses will be taught by our training and operational staff originating from our three Los Angeles Flagship locations. Classroom training will last one week and cover a broad range of topics including food preparation, inventory management and hiring procedures. Managers will also be trained in day-to-day restaurant operations during an intensive five-week course at one of our then certified training restaurants (initially the three Los Angeles flagship restaurants). During this course, our manager trainees will work in every aspect of the business, including line cook, server and manager.

Hourly employees in company-owned restaurants will complete a comprehensive position certification process. This process will help them become proficient at a specific station. A station certification process will require 16 to 20 hours of classroom and hands-on training. Each trainee will receive feedback after each training session. Once certified, the trainee may be cross-trained in another position using the certification process.

In addition, our hourly employees will be encouraged to participate in an on-the-job program called “SCT” or “Samba Certified Trainer”, which is a program that will utilize both detailed training guides and hands-on instruction by restaurant management. We will place an emphasis on streamlining the training process and, as such, we created the SCT program that can be easily taught and learned. In order to become SCT, an individual must be recommended by the restaurant General Manager as someone with a strong commitment, good attitude and enthusiasm. The certification process will require that the employee have a high level of knowledge of all NINE components of the restaurants’ operational manual. These nine components represent the nine different job positions in our restaurants: Greeter, Cashier, Bartender, Expedite Station, Pizza Oven Station, Grill / Oven Station, Delivery Operation, Guest Services and Bar-back. Monetary incentives and additional benefits will be used to encourage employees to participate in this certification process. Our objective is to have at least four SCTs at each company-owned and franchised restaurant.

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Career Opportunities. We will attempt to motivate and retain our field operations team by providing them with opportunities for increased responsibilities and advancement. In addition, we will offer performance-based cash incentives tied to sales, profitability and qualitative measures such as visits by our mystery shoppers and our quality assurance personnel. It will be the Company’s policy to promote within whenever possible.

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Recruiting. We will actively recruit and select individuals who demonstrate enthusiasm and dedication and who share our passion for high quality guest service through teamwork and commitment. To attract high caliber managers, we have developed a competitive compensation plan that includes a base salary and an attractive benefits package, including participating in a management incentive plan that rewards managers for achieving performance objectives.

Food Preparation, Quality Control and Purchasing

Samba Brazilian Gourmet Pizza will strive to maintain high food quality standards. Our systems are designed to protect our food supply throughout the preparation process. We will provide detailed specifications to suppliers for our food ingredients, products and supplies. Our Restaurant Managers will be certified in a comprehensive safety and sanitation course by the National Restaurant Association. Twice-a-day line checks will ensure the safety of the food we serve in our restaurants.

We will negotiate directly with independent suppliers for our supply of food and paper products. To maximize our purchasing efficiencies and obtain the lowest possible price for our ingredients, products and supplies, while maintaining the highest quality, our centralized purchasing team will negotiate prices based on system-wide usage for both company-owned and franchised restaurants. The kitchen manager will place orders with approved local suppliers and distributors, and orders will be inspected at delivery. We believe that competitively priced, high quality alternative manufacturers, suppliers, growers and distributors are available should the need arise.

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Issues Regarding Franchises:

Because of false starts in attempts to regulate franchising at the Federal level in the 1970's, many states jumped into the void and passed state statutes and regulations controlling the offering and sale of franchises and business opportunities within their boundaries. Eventually the plan for federal regulation gained momentum and the Federal Trade Commission Franchise rule (16 C.F.R. Part 436) was adopted as an overlay to the numerous state regulatory schemes that had been adopted in the interim. As a result, today the franchise industry is subject to a complex web of regulations that differ from the Federal level to the State level and differ widely from State to State.

Who Regulates Franchising?

Franchising is regulated by the U.S. Federal Trade Commission (FTC) and by various state agencies. The FTC Franchise Rule applies everywhere in the United States.  A state's franchise laws usually apply only if:

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the offer or sale of a franchise is made in the state; or

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the franchised business will be located in the state; or

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the franchisee is a resident of the state.

What is a franchise?

Federal Law.

Under the FTC Franchise Rule, there are 3 elements of a franchise:

1. Trademark. The franchisee is given the right to distribute goods and services that bear the franchisor's trademark, service mark, trade name, logo, or other commercial symbol.

2. Significant Control or Assistance. The franchisor has significant control of, or provides significance to the franchisee’s method of operation. Examples of significant control or assistance include:

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approval of the site

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requirements for site design or appearance

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designated hours of operation

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specified production techniques

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required accounting practices

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required participation in promotional campaigns

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training programs

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providing an operations manual

3. Required Payment. The franchisee is required to pay the franchisor (or an affiliate of the franchisor) at least $500 either before (or within 6 months after) opening for business. Required payments include any payments the franchisee makes to the franchisor for the right to be a franchisee. These include franchise fees, royalties, training fees, payments for services, and payments from the sale of products (unless reasonable amounts are sold at bona fide wholesale prices).

If all 3 elements are present, then the relationship will be a "franchise" for purposes of the FTC Franchise Rule.

State Law.

State law definitions of franchises vary, but there are several common themes:

In 12 states, the 3 elements of the legal definition of a "franchise" are:

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Marketing Plan. The franchisee is granted the right to engage in the business of offering, selling or distributing goods or services under a marketing plan or system substantially prescribed by the franchisor.

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Association with Trademark. The operation of the franchisee’s business is substantially associated with the franchisor’s trademark, trade name, service mark, etc.

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Required Fee. The franchisee is required to pay a fee, directly or indirectly.

These States are California, Illinois, Indiana, Iowa, Maryland, Michigan, North Dakota, Oregon, Rhode Island, Virginia, Washington, and Wisconsin.

In 5 other States, the 3 elements of the legal definition of a "franchise" are:

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Trademark License. The franchisee is granted the right to engage in the business of offering, selling or distributing goods or services using the franchisor’s trademark, trade name, service mark, etc.

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Community of Interest. The franchisor and franchisee have a community of interest in the marketing of goods or services.

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Required Fee. The franchisee is required to pay a fee, directly or indirectly.

These states are Hawaii, Minnesota, Mississippi, Nebraska, and South Dakota.

In Connecticut, Missouri, New York and New Jersey, the definition of a "franchise" involves some (but not all) of the elements in these 17 states. Finally, in Arkansas, Delaware and Florida, the state definitions are unique, and not like any other state.

What kind of franchise laws are there?

There are 3 general categories of laws regulating franchises: disclosure laws, registration laws, and relationship laws.

Disclosure laws regulate things like:

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required pre-sale disclosures;

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prohibited franchise sales practices; and

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mandatory cooling-off period before franchise sales.

Registration laws require things like:

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registration of the franchise;

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registration of franchise salespersons; and

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registration of franchise advertising.

Relationship laws govern certain aspects of the relationship between franchisor and franchisee, such as:

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grounds for terminating a franchise;

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notice and cure periods before termination;

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grounds for not renewing a franchise; and

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equal treatment of franchisees.

What are the most common types of violations of franchise laws?

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Offering or selling an unregistered franchise

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Failing to provide a UFOC on time

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Failing to provide all required disclosures in the UFOC

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Making misrepresentations to franchisee prospects

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Improperly terminating or not renewing a franchise

What are the penalties for violating franchise laws?

Governmental penalties for violating franchise laws can include fines, permanent bans on engaging in franchising, freezing of assets, money damages for victims, and even jail sentences. These penalties can be applied to the franchisor, and to its officers, directors, and managers who formulate, direct or control the franchisor's activities. The violation of state franchise laws is typically treated under the statutes as either a fraudulent and deceptive trade practice, or a misdemeanor, or a felony. In some states, a franchisee who has been harmed by the franchisor’s conduct can be awarded money damages (including punitive damages and attorneys fees), or cancellation of the franchise agreement and reimbursement of all fees paid to the franchisor.

DISCLOSURE LAWS

The FTC Franchise Rule requires franchisors to provide each prospective franchisee with a disclosure document, which is sometimes called an offering circular, at a certain point early in the process of offering and selling a franchise.

Laws in more than a dozen states also require franchisors to provide a similar disclosure document. Because the FTC format for disclosure does not satisfy the state-law requirements in these states, most franchisors choose to use the UFOC (Uniform Franchise Offering Circular) format which is acceptable in all of the registration states. The UFOC Guidelines are lengthy and detailed requirements for the preparation of a UFOC. See UFOC Outline for a discussion of these requirements.

The franchisor must give the UFOC to the prospect at the earlier of:

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the first face-to-face meeting with the prospect involving a discussion about the sale of a franchise; or

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at least 10 business days before the prospect signs any agreement with the franchisor; or

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at least 10 business days before the prospect pays any money to the franchisor.

The franchisor also must provide the prospect with a complete version of the franchise agreement (with all blanks filled in) at least 5 business days before the prospect signs any agreement or pays any money.

STATE REGISTRATION LAWS

Franchise Registration.

The FTC Franchise Rule does not provide for any registration of a franchise with the Federal Trade Commission, so there is no federal registration of franchises. However, various states require that franchises, business opportunities and seller-assisted marketing plans must be registered with the state before they can be sold in the state. The franchise registration states (and initial filing fees) are:

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California (US$675)

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Hawaii (US$250)

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Illinois (US$500)

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Indiana (US$500)

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Maryland (US$500)

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Michigan (US$250)

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Minnesota (US$400)

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New York (US$750)

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North Dakota (US$250)

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Rhode Island (US$500)

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South Dakota (US$250)

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Virginia (US$500)

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Washington (US$600)

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Wisconsin (US$400)

In most of these states, registration involves a review of the UFOC by a franchise regulator, who checks to make sure the UFOC meets the state requirements. But, in a few states, the UFOC is simply filed.

State registrations are generally valid for 1 year. In some states, the effective period of registration is a full calendar year from the first registration date; but, in other states, the registration expires a certain number of days (typically 90 to 120 days) after the end of the franchisor’s fiscal year. To renew registration, a franchisor must file a renewal application or annual report each year, which includes certain forms, an updated UFOC, and a filing fee. Maryland also requires franchisors to file quarterly reports.

The UFOC also needs to be updated every time there is a change to any of the material information regarding the franchisor or the franchise opportunity. "Material information" means information that a potential franchisee could consider important in making a decision whether to invest in a franchise. If there are any of these changes, then the franchisor must update its UFOC and file an amendment in the relevant registration states.

Business Opportunity Registration or Exemption.

There are a number of states that require registration of business opportunities and seller-assisted market plans. The statutory definitions of these types of business relationships are often broad enough to include franchises, but most of these states provide some type of exemption for franchises that comply with the FTC Franchise Rule. The exemption is automatic in some states. But, to claim this exemption in Kentucky, Nebraska and Texas, there is a one-time filing required. To claim the exemption in Florida and Utah, it is necessary to file each year. The franchise exemption in Connecticut, Maine, North Carolina and South Carolina is available only for franchisors that have obtained registration of the trademarks or service marks involved in the franchise. Franchisors who do not have these mark registrations will need to register their franchise under the business opportunity laws if they will offer franchises in these states.

Advertising Filing.

Some states require that all advertising for the sale of franchises must be filed with the state before they are published. These states include: California, Indiana, Maryland, Minnesota, New York, North Dakota, Rhode Island, South Dakota and Washington.

These states also generally have laws that restrict what franchisors can say in advertisements. These restrictions usually prohibit characterizing the franchise as a safe investment, or implying that state registration of the franchise means that the state has approved of the franchise. A few other states have similar content restrictions, but do not require the ads to be filed.

Salesperson Registration.

Most of the franchise registration states require the franchisor to file certain information about each person who will sell franchises in the state. This information includes the salesperson’s home address and phone number, business addresses and phone number, social security number, date of birth, five-year employment history, and information about certain civil and criminal proceedings involving the person. These states include California, Hawaii, Illinois, Indiana, Maryland, Minnesota, North Dakota, Rhode Island, South Dakota and Washington. If the salesperson is not an employee of the franchisor, Illinois, New York and Washington require that additional detailed information be filed.

STATE RELATIONSHIP LAWS

There is no federal law governing franchise relationships, although in the 1990s new legislation on this topic was proposed in Congress several times. There are 19 states that regulate some aspect of the franchise relationship. These states include Arkansas, California, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, New Jersey, Michigan, Minnesota, Mississippi, Missouri, Nebraska, North Dakota, South Dakota, Virginia, Washington and Wisconsin.

Restrictions on Termination.

In all 19 states except for North Dakota, it is illegal for a franchisor to terminate a franchise agreement without good cause. "Good cause" usually includes things like:

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the franchisee become insolvent or bankrupt;

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the franchisee voluntarily abandons its operations;

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the franchisee is convicted of a crime relating to the franchise operations; or

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the franchisee fails to substantially comply with its material obligations under the franchise agreement.

These laws typically require the franchisor to give the franchisee written notice of the proposed termination a certain number of days before the termination. This advance notice period ranges from 30 to 120 days. These laws also usually provide the franchisee with an opportunity to cure the default, although there are often exceptions for defaults that cannot be cured such as voluntary abandonment, bankruptcy, and criminal conviction.

Restrictions on Non-Renewal.

State laws do not require franchise agreements to include a provision for renewal of the franchise after the end of the initial term. But, if a franchise agreement does have a renewal provision, then the franchise relationship laws in 12 states restrict the franchisor's ability to not renew the franchise. Most of these state treat non-renewal just like termination. This means that a franchisor must renew the franchise unless there is good cause no to, and the franchisee has been given the required advance written notice and opportunity to cure. These states include: Arkansas, Connecticut, Delaware, Hawaii, Iowa, Indiana, Minnesota, Mississippi, Missouri, Nebraska, New Jersey and Wisconsin.

The relevant laws in California, Illinois, Michigan and Washington require the franchisor to give the franchisee advance written notice of non-renewal (typically at least 6 months), and they impose certain restrictions or requirements on the franchisor in some circumstances, such as repurchase of the franchisee's assets, or waiver of any non-competition restrictions.

Repurchase Obligations.

In 10 states, the franchisor must repurchase some or all of the franchisee's furnishings, equipment, inventory, supplies and other assets following the end of the franchise relationship. These states include: Arkansas, California, Connecticut, Hawaii, Illinois, Iowa, Michigan, North Dakota, Washington and Wisconsin. Most of these states allow the franchisor to offset any money the franchisee owes to the franchisor. In Arkansas and California, the repurchase obligation is only imposed in certain situation where the termination or non-renewal by the franchisor violates state law. In Connecticut, the law requires the franchisor to repurchase certain of the franchisee’s assets following any termination of the franchise, and in Hawaii and Washington, the repurchase obligation applies to terminations and non-renewals. The repurchase requirement is more limited in Illinois, Iowa, Michigan, North Dakota and Wisconsin.

Transfer Restrictions.

In 10 states, it is illegal for a franchisor to refuse to allow a transfer of the franchise without good cause. These states include: Arkansas, California, Hawaii, Indiana, Iowa, Michigan, Minnesota, Nebraska, New Jersey and Washington. Many of these states permit a franchisor to have a right of first refusal to purchase the franchise prior to a transfer. The California and Indiana statutes limit the circumstances in which transfer must be allowed. In California, the spouse, heirs and estate of a deceased franchisee/dealer can operate the business, if they qualify, or they can transfer the business to a qualified third party. Indiana simply grants the spouse, heirs and estate of a deceased franchisee/dealer the right to operate the business for a reasonable period of time.

Other Restrictions.

There are various other restrictions or requirements imposed on franchise relationships by state law. Some of these include:

?

Encroachment. The franchisor’s ability to open a new unit in the vicinity of a franchise’s existing unit is regulated in Hawaii, Indiana, Iowa, Minnesota and Washington.

?

Free Association. It is illegal for a franchisor to prohibit free association among franchisees or to prohibit them from participating in a trade association in Arkansas, California, Hawaii, Illinois, Iowa, Michigan, Minnesota, Nebraska, New Jersey, Rhode Island and Washington.

?

Good Faith / Reasonableness. A franchisor must deal with its franchisees in a commercially reasonable manner and/or in good faith in Arkansas, Hawaii, Iowa, Minnesota, Nebraska, New Jersey and Washington.

?

Management. It is illegal for a franchisor to require or prohibit any change in the management of the franchisee without good cause in Arkansas, Minnesota, Nebraska and New Jersey.

?

Marketing Fees. It is illegal to collect marketing fees from franchisees and not spend them on marketing in Arkansas.

?

Non-Compete Agreements. The scope of a franchisee’s non-competition agreement is limited in Indiana, and Louisiana.

?

Non-Discrimination. It illegal for a franchisor to discriminate among similarly situated franchisees in Hawaii, Illinois, Indiana, Minnesota and Washington.

?

Non-Waiver. A franchisee’s waiver of any of the protections provided to it under state law is illegal or unenforceable in every state.

?

Required Purchases. There are limits on a franchisor’s ability to require franchisees to purchase supplies, inventory, goods and services from the franchisor or designated sources in Hawaii, Indiana, Iowa and Washington.

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B.

The Offering

The Company is offering a maximum of 50,000 12% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having a Value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development of the Company's Restaurant Franchise Business.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of $1,000,000.  The Company has established an Escrow Account with Alternative Securities Market, LLC., where all investment funds will be deposited until the minimum of $1,000,000 in investment capital is achieved.  After the Minimum Offering Proceeds have been reached, all proceeds will be released from the investment account and utilized by the Company. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. All proceeds from the sale of Shares after the Minimum Offering Proceeds has been achieved will be delivered directly to the Company.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 12% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 12% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 50,000 12% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 12% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 5%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 12% Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 12% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 12% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

The Company will not be required to furnish you with quarterly un-audited financial reports and an annual audited financial report through a public listing at www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com. Further, the Company will voluntarily send you both quarterly un-audited financial reports and an annual audited financial report via electronic mail. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 12% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an escrow account, and only after $1,000,000 in securities has been sold to investors (One Hundred 12% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

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Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Samba Brazilian Gourmet Pizza Corporation.

The Company	Samba Brazilian Gourmet Pizza Corporation is a California Stock Corporation.
Company Executive Officers	Biographies of the Company’s Executive Officers can be found starting on Page 57 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 12% Convertible Preferred Stock Shares.
The Offering

The Company is seeking capital commitments of $5,000,000 from Investors.  The securities being offered hereby consists of up to 50,000 12% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Share.  The purchase price for the stock interests is to be paid in cash as called by the Company.

Conversion Option / Mandatory Conversion Investment Period

All 12% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Term of the Offering

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 12% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 12% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 12% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an escrow account, and only after $1,000,000 in securities has been sold to investors (Ten Thousand 12% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

Voting Rights	Preferred Stock has NO VOTING RIGHTS
Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company’s Chief Executive Officer will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company’s Chief Executive Officer, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Executive Officers acted in an unethical manner related to directing investments.

Applications are being prepared and will be made to U.S. OTC Market (OTCQB or OTCQB), the Bermuda Stock Exchange's Mezzanine Market and the Berlin Stock Exchange (though the Company may choose to list on the Frankfurt Stock Exchange instead of the Berlin Stock Exchange) for the Securities to be admitted to the Exchange's Official List and for Trading. Submission for listing is expected in 2015.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 4136 Del Rey Avenue, Marina Del Rey, California 90292. The Company current intends to rent Retail Restaurant Spaces in Los Angeles Country for its first retail locations. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as a California Stock Corporation in September of 2015. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There can be no assurances that Samba Brazilian Gourmet Pizza Corporation will operate profitably.

Overview:

Samba Brazilian Gourmet Pizza Corporation is a pre-operation and developmental Brazilian Gourmet Pizza Company that plans to offer a variety of boldly flavored, made-to-order menu items including our Brazilian Gourmet Pizzas, Brazilian Calzones, Brazilian Stroganoff and a full line of Brazilian Beers and Brazilian Signature Drinks. The Company to date has no Revenues to date, and expects to have a monthly “burn rate” of roughly $200,000 during its pre-operations phase, and estimates to have capital fund operations of 25 months if the maximum offering is achieved (three locations), and six months if the minimum offering is achieved (one location). The Company believes that the revenues from either one or three locations is adequate to fund the Company’s debt service on the Preferred Stock as well as all company growth without the need to issue additional debt or equity securities. In the event the Company requires additional capital, the Company may choose a listing on the OTC Market, obtain bank debt financing or issue additional debt or equity securities. As of June 1st, 2015, the Company’s Cash Balance was $1,000 USD.

Samba Brazilian Gourmet Pizza Restaurants will create an inviting neighborhood atmosphere by using a flexible service model, and extensive multi-media system and an open layout centered around our wood fire pizza ovens. Upon entering a Samba Brazilian Gourmet Pizza Restaurant, guests may choose to order at the counter for dine-in or take-out service or order at the table from one of our serves. This option allows our guests to customize each dining experience based on their different time demands or service preferences. Each Samba Brazilian Gourmet Restaurant will contain an extensive multi-media system consisting of projection screen televisions and additional televisions for viewing of sporting events, in-house musical performances or for viewing other special broadcasts. We believe that the layout of our Samba Brazilian Gourmet Pizza Restaurants is attractive to both Brazilian and American Sports fans and Families, as guests may move table together to watch televised events, to share a family dinner or to join friends at the bar. Furthermore, by designing our Samba Brazilian Gourmet Restaurants with a layout that differentiates the dining and bar areas, we believe that we appeal to families while still targeting our 21 to  40 year-old demographic.

Each Samba Brazilian Gourmet Pizza Restaurant will also offer pizza delivery service to local residents and businesses, as well as offer a catering service.

Operations to date:

The Company currently intends to open its first Three Corporate Owned and Operated Restaurants in the Southwest Los Angeles Market (Newport Beach area), the West Los Angeles Market (Marina Del Rey, Venice or Santa Monica area) and the Hollywood / Beverly Hills Market in 2016. Operations to date have consisted of site location research, menu items, recipe finalization and the development of an operations manual for the “front of the house operations”, “back of the house operations” and “franchise operations”. The group has also been interviewing and negotiating with National Restaurant Development and Management Companies for brand development and complete restaurant management.

The Company believes it will open all three locations within 18 months of meeting the minimum offering. The Company plans to begin opening additional corporate stores and beginning all franchising operations the third year of operations (see “growth strategy” in Item 7 of this Registration Statement / Offering Memorandum).

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Wes Jonson

CEO & CFO

Age: 60

Mr. Wes W. Johnson grew up in a heavy construction family, frequently moving with the family throughout California and Arizona to various road, bridge and dam job sites. It was very important to his father to keep the family together while traveling to the many job sites, thereby instilling in Mr. Johnson a very family orientated lifestyle.

Mr. Johnson attended high school in Arroyo Grande, California and attended college at Cal Poly, San Luis Obispo, California studying animal science and business. After college, Mr. Johnson entered the family construction business and received his California General Building Contractor’s License, later adding a General Engineering Contractor’s License. Mr. Johnson built numerous projects in San Luis Obispo and Santa Barbara Counties, including single family homes, multi-family housing projects, commercial retail and industrial properties, schools and medical buildings. The next step was investing in real estate development projects in California and numerous other States.

After a move to Austin, Texas, Mr. Johnson became involved in developing and building Single Family Residents and Multi-Family projects as well as land development and multi-family investments. While in Texas, Mr. Johnson was introduced to the Texas Oil Business through a real estate associate and began investing in oil production and re-work projects. As one point, Mr. Johnson was working on an acquisition of several abandoned wells in Oklahoma when oil prices went down to $12-$15 per barrel. The oil holdings were liquidated.

After a few years of passively observing the oil industry, Mr. Johnson began searching for the right opportunity in the Oil Industry. Two years later, after looking in Texas, Oklahoma, Ohio and Kansas, the oil project in Pennsylvania was presented and deemed to be a great opportunity. The project is in a proven oil field with existing production from several major oil companies and a proven drilling and operating company with whom the Company can partner. Mr. Johnson formed Remington Energy Group Corporation and proceeded to acquire the lease to develop 100+ oil wells in the Northwest part of Pennsylvania.

Mr. Johnson lives with his Wife in Incline Village, Nevada on the shore of beautiful Lake Tahoe. He has a daughter and her family in San Diego, California and a Son and his family residing in Portland, Oregon.

Mr. Johnson’s Employment History includes being the Owner, Managing Member and President of the companies listed below:

•

Pinnacle Financial Services, LLC

Five Years

•

Remington Energy Group Corp

One Year

Mr. Johnson is the founder and CEO of Remington Energy Group Corporation as well as being Chairman of the Board. His experience in negotiating real estate transactions has and will be valuable in negotiating the leases and drilling sites. With Mr. Johnson’s experience and oil contacts, the company will greatly benefit in locating the best drilling areas and his construction knowledge will be helpful in locating sites that have great access. Familiarity in all aspects of getting a site ready to drill, running utilities to the site, and actual drilling is brought to the company through Mr. Johnson. Actively  managing previous companies will ensure expert leadership for the corporation.

Mr. Johnson joined Alternative Securities Markets Group Corporation as Chief Executive Officer in June of 2015.

Mr. Rich Moniak

Chief Operations Officer

Age:44

Mr. Rich Moniak was born in San Diego, California and then moved to Fontana, California with his family at the age of six months; where he went on to spend the first thirty-two years of his life. Raised in the hardware business by his parents Lawrence and Ellen Moniak and his Grandfather Nathan Simon, who also happened to be the Mayor of Fontana for over fifteen years in the 1960’s and the 1980’.

Mr. Moniak spent most of his childhood working in the family business, spending the summers and weekends running the shipping and receiving departments and eventually moving up to front desk sales and inventory control. This early passion for work helped build his tireless work ethic and also taught him the importance of family values and his business acumen; it didn’t; hurt that it also helped pay for his baseball card collecting and eventually his love for cars and racing during his teens and early 20’s.

After graduating from Fontana High School, Mr. Moniak immediately went to work for his Father’s Company that previously merged with two other Hardware Businesses. During this time, Mr. Moniak also found another passion, real estate. Mr. Moniak started to manage the family industrial properties and that started a career in management and real estate investments.

Starting in his late 20’s, Mr. Moniak started managing various real estate projects and eventually put together groups of investors that acquired properties across the United States. Buying and selling industrial and commercial properties as well as mobile home parks and apartment buildings for these group eventually lend Mr. Moniak to spend weeks at a time in places like Texas and Oklahoma which introduced him into the world of Oil & Natural Gas.

With the economic downturn in real estate and the divestment of the property portfolios, Mr. Moniak started consulting for investors on REO’s and pursuing opportunities in the Oil & Natural Gas Industry. This is where Mr. Moniak met Mr. Wes Johnson. Eventually after collaborating on a few REO transactions and participating with a few investors one Oil & Natural gas projects, Mr. Moniak joined Alternative Securities Markets Group Corporation as Chief Operations Officer.

Currently living in Alta Loma, California with his Wife and their Children, Taylor who is eight years old and their two year old Son Vance, Mr. Moniak stays involved in the Children’s school and other activities.

Mr. David Dobkin

Vice President

Age: 36

David Dobkin, is a Vice President of Samba Brazilian Gourmet Pizza Corporation and the President of Investment Banking for Alternative Securities Markets Group Corporation.

David has been working with the New Zealand government regarding investment attraction over the last 4 years in various capacities in Auckland, Dubai and the US.  (2010 - Current)

Prior to joining ASMG, David was the Regional Investment Director for the New Zealand government based in Dubai. David opened the Dubai investment office to better align New Zealand with Middle East investment with the goal of securing strategic foreign direct investment.

Prior to arriving in Dubai, David Dobkin ran the Emirates Team New Zealand America’s Cup Investment leveraging activities in San Francisco, culminating in an investor showcase for Silicon Valley venture capital and private equity investors.  He has been instrumental in securing investment for New Zealand companies in the Healthcare, High Value Manufacturing, Aerospace and ICT sectors, including establishing the $40mm Valar Early Stage Fund, run by Peter Thiel and Proliant’s $100mm Bovine Plasma greenfield investment.

Prior to working for New Zealand in October 2010, David worked for Lazard Frères, one of the world's preeminent financial advisory and asset management firms, where he facilitated and advised on cross-border mergers and acquisitions transactions in excess of $3 billion for Nike, Lockheed Martin, Quiksilver, Wynn Resorts, Morgans Hotels, Arrow International, CBS, Cryocore, Gyrocam Systems and others. David was also an investment banker in the Healthcare group for Wasserstein Perella in New York. He has founded, advised and led several start-up companies, including Aegix Performance Apparel, revitaPOP and DealProvider.com. David received a Master of Science, Biomedical Engineering, from the University of Southern California and Bachelor of Science, Biomedical Engineering, from Columbia University.

Mr. Koorosh Rahimi

Vice President

Age: 56

In July of 2015, Mr. Koorosh Rahimi joined Alternative Securities Markets Group Corporation as the Firm’s President of Asset Management. Mr. Rahimi is responsible for the day-to-day operations of the Firm’s Investment Advisory and Broker Dealer Operations. Licenses: Series 7, Series 66, Series 6, Series 31, Series 63, Real Estate and Life Insurance.

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

Mr. Steven Joseph Muehler

Founder & Director of Capital Markets

Age: 40

Mr. Steven Muehler is the Founder and Chief Financial Officer of the Alternative Securities Markets Group Corporation.

A true pioneer in the private equity investments industry, Mr. Muehler has led the Alternative Securities Markets Group Corporation in its growth into one of the fastest growing International Investment Banking Firms in the United States. Mr. Muehler is actively involved in all operations of the Company, as well as all of its subsidiaries.

Mr. Muehler has more than fifteen years in Investment Banking and Corporate Finance, holding senior financial management and business development positions in both regional banks and international finance companies. Mr. Muehler has extensive experience in structuring business plans, private and public securities offerings, and fund raising efforts for early stage to mid-cap domestic and international companies.

Prior to founding of the Alternative Securities Markets Group in the Fall of 2014, Mr. Muehler was a private capitalization consultant from 2008 to 2014. Mr. Muehler served four years in the United States Marine Corps (1995 to 1999) before attending college in South Carolina. After college, Mr. Muehler held positions in the Finance Departments of Riverview Community Bank where he was a sales team leader in the Real Estate Lending department, WCI Communities where he was a member of the Financial Resources Division, and Allied Capital Corporation where he was the head of residential lending operations for one of the Firm’s Minneapolis, Minnesota Branches. It was with these companies that Mr. Muehler worked extensively with multinational finance and investment firms in syndicating fund raising and has guided dozens of companies in the capital formation process. Mr. Muehler has also served  as a business consultant to a variety of midmarket companies providing strategic and financial modeling, business development training, and management assessment.

 Mr. Muehler lives in Los Angeles, California with his wife and Two Daughters.

B. Significant Employees.   All Members of Samba Brazilian Gourmet Pizza Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Samba Brazilian Gourmet Pizza Corporation listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it. The Company’s Chief Financial Officer was the subject of a Cease and Desist Letter in August of 2010. A complete copy of the Cease and Desist order is available for view in the Exhibits portion of this Registration Statement / Offering.

ITEM 11.   EXECUTIVE COMPENSATION.

In September of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Samba Brazilian Gourmet Pizza Corporation will be entitled to receive an annual salary of:

Mr Weslie W. Johnson, CEO & CFO

$36,000

Mr Rich Moniak, Chief Operations Officer

$36,000

Mr. Koorosh Rahimi, Vice President

$36,000

Mr. David Dobkin, Vice President

$36,000

Mr. Steven J. Muehler, Director of Capital Markets & Compliance Officer

$36,000

NOTE: No compensation has been accrued, nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Officer has elected to have his salary deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Warrants

Significant Employees

The Company has no significant employees other than the Company’s Chief Executive Officer as named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

	PRIOR TO OFFERING	UPON COMPLETION OF OFFERING
Alternative Securities Markets Group Corporation 4136 Del Rey Avenue Marina Del Rey, CA 90292	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares

NOTES:

(1)

Mr. Wes Johnson is the Chief Executive Officer & Chief Financial Officer of Samba Brazilian Gourmet Pizza Corporation

(2)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(3)

Mr. Wes Johnson currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(4)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member of Samba Brazilian Gourmet Pizza Corporation

(5)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(6)

Mr. Rick Moniak currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(7)

Mr. Steven J. Muehler is the Director of Capital Markets of Samba Brazilian Gourmet Pizza Corporation

(8)

Mr. Steven J. Muehler is the Founder, Director of Capital Markets, Senior Compliance Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(9)

Mr. Steven J. Muehler currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(10)

Mr. Koorosh Rahimi is a Vice President of Samba Brazilian Gourmet Pizza Corporation

(11)

Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation

(12)

Mr. Koorosh Rahimi currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(13)

Mr. David Dobkin is a Vice President of Samba Brazilian Gourmet Pizza Corporation

(14)

Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation

(15)

Mr. David Dobkin currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(16)

Mailing Address for all: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

The Company’s majority stockholder is the Alternative Securities Markets Group Corporation.

Mr. Weslie W. Johnson is the Chief Executive Officer & Chief Financial Officer, and owner of 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation, and the Chief Executive Officer of Samba Brazilian Gourmet Pizza Corporation.

Mr. Rich Moniak is the Chief Operations Officer and owner of 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation, and the Chief Operations Officer of Samba Brazilian Gourmet Pizza Corporation.

Mr. Koorosh Rahimi is the President of Asset Management and owner of 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation, and a Vice President of Samba Brazilian Gourmet Pizza Corporation.

Mr. David Dobkin is the President of Investment Banking and owner of 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation, and a Vice President of Samba Brazilian Gourmet Pizza Corporation.

Mr. Steven J. Muehler is the Director of Capital Markets and owner of 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation, and the Chief Financial Officer of Samba Brazilian Gourmet Pizza Corporation.

These five Executive Officers of Alternative Securities Markets Group Corporation control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Johnson, Mr. Moniak, Mr. Rahimi, Mr. Dobkin and Mr. Muehler will thus have complete control over the Company’s management and affairs.  Accordingly, these three Executive Officers of Alternative Securities Markets Group Corporation may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

Preferred Stock

A maximum of FIFTY THOUSAND 12% Convertible Preferred Stock Shares are being offered to the public at $100.00 per share. A Minimum of $1,000,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $5,000,000 will be received from the offering. All Securities being offered by the Company through this offering, and no Securities are being offered by any selling shareholders of the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $1,000,000 from the sale of Securities through this Offering.  If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

All 12% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 5%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 12% Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 12% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 12% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 12% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 12% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 12% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 50,000 12% Convertible Preferred Stock Shares in Samba Brazilian Gourmet Pizza Corporation. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 50,000 12% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

This Offering is being conducted on a “best-efforts” basis, which means the Securities to be offered with this proposed Offering shall be offered by Senior Management of the Company, mainly: Mr. Wes Johnson, the Company’s Chief Executive Officer & Chief Financial Officer; Mr. Rich Moniak, the Company’s Chief Operations Officer; Mr. David Dobkin, a Vice President of the Company; and Mr. Koorosh Rahimi, a Vice President of the Company, who will each use all commercially reasonable efforts in an attempt to sell all Securities of this Offering. No Executive Officer of the Company will receive any commission or any other remuneration for the sales of securities through this Offering.

The Securities will be offered for sale at a fixed price of $100.00 USD per 12% Convertible Preferred Stock Shares. If all Securities are purchased, the gross proceeds to the Company will be $5,000,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an investment escrow account, and only after $1,000,000 in securities has been sold to investors (Ten Thousand 12% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $1,000,000 is achieved, and all investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of FIVE MILLION shares of Common stock, $0.001 par value per share (the "Common Stock"). As of September 1st, 2015 – 1,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of FIFTY THOUSAND shares of Preferred stock, no par value per share (the "Preferred Stock"). As of September 1st, 2015 - No Preferred Stock Shares were issued and outstanding.

(c) Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of September 1st, 2015, there were 1,000,000 shares of our Common Stock outstanding, which were held of record by approximately ONE stockholder, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of September 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of California. California General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by California's General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

California’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION:

Samba Brazilian Gourmet Pizza Corporation

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

September 1st, 2015

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Samba Brazilian Gourmet Pizza Corporation

(A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

September 1st, 2015 (inception)

REVENUE	September 1st, 2015
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

Samba Brazilian Gourmet Pizza Corporation

 (A Development Stage Company)

UN-AUDITED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period for

September 1st, 2015 (inception)

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, September 1st, 2015	$1,000	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Samba Brazilian Gourmet Pizza Corporation

(A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period for

September 1st, 2015

CASH FLOWS FROM OPERATING ACTIVITIES	September 1st, 2015 (Inception)
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	September 1st, 2015 (Inception)
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	September 1st, 2015 (Inception)
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

Samba Brazilian Gourmet Pizza Corporation

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Company was formed as a California Stock Corporation in September of 2015. In June of 2015, the Company issued ONE MILLION SHARES (100% of the Company’s Issued and Outstanding Shares of Common Stock) to “Alternative Securities Markets Group Corporation” under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company was initially capitalized through the sale of One Million Shares of Corporate Stock (100% of the Issued Common Stock Shares) to Alternative Securities Markets Group Corporation for a price of $0.001 per share.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Samba Brazilian Gourmet Pizza Corporation.

By: Mr. Weslie W. Johnson

By: Mr. Wes Johnson

Name: Mr. Weslie W. Johnson

Title: Chief Executive Officer & Chief Financial Officer

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Samba Brazilian Gourmet Pizza Corporation.

By: Mr. Rich Moniak

By: Mr. Rich Moniak

Name: Mr. Rich Moniak

Title: Chief Operations Officer

__________________________________________________________________________________________________

Samba Brazilian Gourmet Pizza Corporation.

By: Mr. David Dobkin

By: Mr. David Dobkin

Name: Mr. David Dobkin

Title: Vice President

__________________________________________________________________________________________________

Samba Brazilian Gourmet Pizza Corporation.

By: Mr. Koorosh “Danny” Rahimi

By: Mr. Koorosh Rahimi

Name: Mr. Koorosh “Danny” Rahimi

Title: Vice President

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Samba Brazilian Gourmet Pizza Corporation

By: Mr. Steven J. Muehler

By: Mr. Steven J. Muehler

Name: Mr. Steven J. Muehler

Title: Director of Capital Markets & Compliance Officer

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